Native American Energy Group Announces Dismissal of Lawsuit

FOREST HILLS, NY -- (Marketwire - January 31, 2012) - Native American Energy Group, Inc. (OTCQB: NAGP) (PINKSHEETS: NAGP) (the "Company" and "NAGP") today announced the dismissal of the lawsuit, with prejudice, filed in March 2010 by the putative investors in NAEG Founders Holding Corporation ("Founders' Investors") against the Company and certain of its officers and directors.

On January 27, 2012, the parties agreed to amend the confidential settlement agreement and mutual release originally entered into by the parties on November 29, 2010 (as amended, the "Settlement Agreement"). The Settlement Agreement provided for the dismissal of the lawsuit, with prejudice, meaning the lawsuit cannot be brought again provided the terms of the Settlement Agreement, as amended, are fulfilled. A Notice of Voluntary Dismissal with Prejudice was filed by the Plaintiffs' counsel with the Court on January 30, 2012.

Raj Nanvaan, NAGP's Chief Financial & Operations Officer, stated, "We are pleased to have arrived at an amenable settlement with the Founders' Investors that squarely aligns our common interests in NAGP's promising future, and we hope to count them among our Company's supporters as we move forward. Building enduring value for our shareholders has and will remain the cornerstone of NAGP's growth platform and central to our mission. It is why we have fought against seemingly all odds and worked extremely long hard hours to protect what we have built at Native America Energy Group."

Pursuant to the terms and conditions of the Settlement Agreement, NAGP has agreed to issue to the Founders' Investors an aggregate of 606,756 shares of the Company's common stock in addition to the 1,738,750 shares already held in escrow (together, the "Settlement Shares"). NAGP has further agreed that within 30 days of the removal of the global lock by the Depository Trust and Clearing Corporation (the "DTC"), the Company will also issue to each of the Founders' Investors individual warrants. The term of the warrants shall be for two years from the date of the removal of the DTC global lock and shall be for the purchase of a number of shares of the Company's common stock equal to the number of Settlement Shares received by that Founders' Investor with an exercise price of $0.70 per share. As of January 27, 2012, the DTC's global lock was still in place on NAGP's common stock, meaning NAGP stock cannot trade electronically but only by paper stock certificates. The Company is continuing to communicate with the DTC in an effort to satisfy any concerns they may have for the removal of the global lock.

For more detailed information about the dismissal of the lawsuit, please refer to the Form 8-K filed today with the U.S. Securities and Exchange Commission.

About Native American Energy Group, Inc.
Native American Energy Group, Inc. is a New York-based, energy resource development and management company with three principal projects: development and management of its oil & gas interests and operations in the Williston Basin, Montana; development of coal-bed methane natural gas ("CBM") in the Cook Inlet Basin in Alaska; and planned implementation of vertical-axis wind turbine power generation technology for the production of clean, cost-efficient green energy throughout the USA, including Alaska and on all U.S. Native American tribal lands. For more information, please visit www.nativeamericanenergy.com or email NAGP@efcg.net.

Forward-Looking Statements
This release, (as well as media publications and videos accessible on our website and youtube page: www.youtube.com/nativeamericanenergy) includes "forward-looking statements" as defined by the SEC. Any statements in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties. Words such as "estimate," "expect," "would," "target," "goal," "potential," and forms of those words and others indicate forward-looking statements. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on our business, including important factors which could affect actual results are discussed in the Company's filings with the SEC, including its Annual Report on Form 10-K under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
Elite Financial Communications Group, LLC
Dodi Handy
President and CEO
(Twitter: dodihandy)

For Media:
Kathy Addison
COO
(Twitter: kathyaddison)
(407) 585-1080
via email at NAGP@efcg.net